UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                             ----------------------

                                    FORM  8-K

                                 CURRENT  REPORT

 Pursuant  to  section  13  or  15(d)  of  the  Securities  Exchange Act of 1934

                        Date  of  Report:  March  1,  2004
                       (Date  of  earliest  event  reported)


                        NETWORK  INSTALLATION  CORPORATION
                        --------------------------------
           (Exact  name  of  Registrant  as  specified  in  its  charter)


          Nevada                    000-25499            88-0390360
    ------------------     ------------------------     -----------
    (State  or               (Commission  File  Number)   (IRS  Employer
other  jurisdiction                                    of  incorporation)
Identification  No.)

                               18  Technology  Drive
                                   Suite  140A
                                Irvine,  CA  92618
                            ----------------
               (Address  of  principal  executive  offices)  (Zip  Code)

  Registrant's  telephone  number,  including  area  code  (949)753-7551

ITEM  2.  ACQUISITION  OR  DISPOSAL  OF  ASSETS

On March 1, 2004, we entered into an Agreement and Plan of Reorganization with Del Mar Systems International, Inc. ("Del Mar"), a California corporation, whereby we acquired 100% of the outstanding shares of Del Mar for $1 million structured as:

(i)a $500,000 twelve month 5% Note consisting of 12 equal monthly installments of $42,804; and

(ii)  $500,000  in  shares  of  our  restricted  common  stock.

Del  Mar  will  operate  as  our  wholly-owned  subsidiary.

The  terms  and  conditions  of  the  Acquisition  are  contained  in  the Stock
Purchase Agreement, which is attached hereto as Exhibit 2.1. The foregoing description of the terms and conditions of the Stock Purchase Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Stock Purchase Agreement.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  businesses  acquired:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(b)  Pro  forma  financial  information:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(c)  Exhibits:

2.1 Stock Purchase Agreement between the Company and Del Mar Systems International, Inc., a California Corporation, dated March 1, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETWORK  INSTALLATION  CORPORATION
                                       ----------------------------------
                                       Registrant


Date:  May  4,  2004                   By:     /s/  Michael  Cummings
                                              -------------------------
                                              Name:  Michael  Cummings
                                    Title:  CEO  and  Director